EXHIBIT 31.3

SYMBION, INC.

CERTIFICATION

I, Richard E. Francis, Jr., certify that:

1.               I have reviewed this annual report on Form 10-K/A of Symbion, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard E. Francis, Jr.
Richard E. Francis, Jr.
Chief Executive Officer

Date: June 17, 2009